Exhibit 99.1

Cyngn Reports Third Quarter 2021 Results

Company to Host Conference Call Today at 2 p.m. PT/5 p.m. ET

MENLO PARK, Calif., November 17, 2021 — Cyngn (or the “Company”) (NASDAQ: CYN), a developer of innovative autonomous driving software solutions for industrial and commercial enterprises, today announced its unaudited financial results for the third quarter ended September 30, 2021.

Background on Cyngn – A Company Targeting Full-scale Commercialization and Recurring Revenue Streams

Cyngn is a pre-revenue company developing the Enterprise Autonomy Suite (“EAS”) that combines advanced in-vehicle autonomous driving technology with leading supporting technologies like data analytics, fleet management, cloud, and connectivity. EAS provides a differentiated solution that the Company believes will drive pervasive proliferation of industrial autonomous vehicles and create value for customers at every stage of their journey towards full automation and the adoption of Industry 4.0.

EAS is currently available as a beta release, and both the components and the combined solution are still under development. Components of EAS have previously been used for a paid customer trial and pilot deployments; EAS is currently available to select beta customers. The Company expects EAS to continually be developed and enhanced according to evolving customer needs, which will take place concurrently while other completed features of EAS are commercialized.

Cyngn expects annual research and development (“R&D”) expenditures in the foreseeable future to equal or exceed that of 2019 and 2020. The Company also expects that limited paid pilot deployments in 2022 and 2023 will offset some of the ongoing R&D costs of continually developing EAS. The Company is targeting for scaled deployments to begin in 2024.

Recent Operating Highlights:

●	On October 13, 2021, Cyngn announced its partnership with Columbia Vehicle Group. The partnership marks a key milestone in Cyngn’s roadmap to bringing scalable, secure, and reliable autonomous vehicle technologies to industrial enterprises. The pairing of Cyngn’s DriveMod with Columbia’s fleet of electric utility vehicles means material handling organizations can begin to implement autonomy today, either by retrofitting their existing fleets or by buying new industrial vehicles with DriveMod pre-installed.

●	On October 19, 2021, Cyngn’s registration statement on Form S-1 (File No. 333-259278) related to its initial public offering (“IPO”) was declared effective by the U.S. Securities and Exchange Commission (“SEC”). The Company’s common stock began trading on the Nasdaq Capital Market on October 20, 2021. The IPO closed on October 22, 2021. As a result, the Company’s unaudited consolidated financial statements as of September 30, 2021 do not reflect the impact of the IPO, which generated net proceeds of $23.3 million after deducting underwriting discounts, commissions and offering expenses.

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Management Commentary:

Lior Tal, Chairman and CEO of Cyngn, stated, “The last three months have been a landmark period in Cyngn’s journey, with the demand for industrial autonomous driving solutions serving as a catalyst for the development of our EAS. Subsequent to the quarter ended September 30, 2021, we were pleased to have successfully completed our IPO with the proceeds being immediately deployed into our daily operations and research and development of EAS. In addition to adding resources to our R&D team, our goal in the coming months will be to further develop our eco-system of partnerships like the one we announced with Columbia Vehicle Group last month and to deploy DriveMod, our end-to-end in-vehicle solution, on the various industrial vehicles of our OEM partners. These partnerships and subsequent beta deployments are key milestones as we work to productize our autonomous vehicle technologies toward full-scale commercialization of EAS.”

GAAP Financial Review for the Third Quarter Ended September 30, 2021:

●	Total operating expenses were $2.1 million for the quarter ended September 30, 2021, compared to $1.8 million in the prior-year quarter. The increase was primarily due to $0.7 million increase in general and administrative (“G&A”) expense related to costs incurred for additional personnel and professional services necessary to support the Company’s IPO and becoming a public company. The increase was partially offset by decreased R&D expense related to a decrease in personnel engaged in the R&D of the Company’s AV technology in 2021 compared to pre-COVID-19 headcount levels. The Company plans to continue to restore the appropriate level of engineering and other personnel to support its R&D efforts and therefore expects R&D costs to increase over time.

●	Net loss was $2.1 million for the quarter ended September 30, 2021, compared to net loss of $1.8 million in the prior-year quarter. Net loss per share on a basic and diluted basis was $2.17 for the quarter ended September 30, 2021, compared to net loss per share on a basic and diluted basis of $1.85 per share in the prior-year quarter.

Balance Sheet Highlights:

As of September 30, 2021, Cyngn’s cash and cash equivalents including restricted cash were $1.7 million, working capital was $1.5 million, and total stockholders’ equity was $0.03 million; compared to cash and cash equivalents of $6.5 million, working capital of $6.1 million and total stockholders’ equity of $5.6 million, respectively, as of December 31, 2020.

Including the proceeds from the IPO in October 2021, pro forma cash and cash equivalents including restricted cash, working capital and total stockholders’ equity as of September 30, 2021, are $25.0 million, $24.8 million and $23.3 million, respectively.

For more details on Cyngn’s financial results for the quarter ended September 30, 2021, please refer to the Company’s Quarterly Report on Form 10-Q to be filed with the SEC, which is accessible at www.sec.gov.

Conference Call and Webcast Information:

Cyngn will host a conference call at 2 p.m. PT/5 p.m. ET today (Wednesday, November 17, 2021), during which management will discuss the results of the third quarter ended September 30, 2021. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free): +1 (877) 407-9753

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International (Toll): +1 (201) 493-6739

The conference call can also be accessed via webcast at: https://78449.themediaframe.com/dataconf/productusers/cyn/mediaframe/47383/indexl.html.

Those who are unable to attend the live conference call may access the recording shortly after the conclusion of the call at the above webcast link or at the “Investor Relations” page of the Company’s website (https://investors.cyngn.com/).

About Cyngn

Cyngn is an autonomous vehicle technology company that is focused on addressing industrial uses for autonomous vehicles. Cyngn believes that technological innovation is needed to enable adoption of autonomous industrial vehicles that will address the substantial industry challenges that exist today. These challenges include labor shortages, lagging technological advancements from incumbents, and high upfront investment requirements. Cyngn addresses these challenges with its Enterprise Autonomy Suite, which includes DriveMod (modular industrial vehicle autonomous driving software), Cyngn Insight (customer-facing software suite for monitoring/managing AV fleets and aggregating/analyzing data), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling).

To learn more, please visit www.cyngn.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as statements about the Company’s growth, acquisition strategy, ability to deliver sustainable long-term value, ability to respond to the changing environment, operational focus, strategic growth plans and merger integration efforts, operations and financial results. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Prospectus. The forward-looking statements are applicable only as of the date on which they are made, and the Company does not assume any obligation to update any forward-looking statements.

Contact

Carolyne Sohn

Vice President, The Equity Group

csohn@equityny.com

(415) 568-2255

Cyngn Inc. November 17, 2021	Page 4 of 6

CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,650,684	$6,056,190
Restricted cash	50,000	400,000
Prepaid expenses and other current assets	317,783	48,852
Total current assets	2,018,467	6,505,042

Property and equipment, net	70,197	133,805
Intangible assets, net	31,783	34,383

Total Assets	$2,120,447	$6,673,230

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	269,231	73,016
Accrued expenses and other current liabilities	218,588	307,402
Total current liabilities	487,819	380,418

Note payable, Payroll Protection Program	1,602,936	695,078
Total liabilities	2,090,755	1,075,496

Stockholders’ Equity
Convertible preferred stock, Par $0.00001; 21,982,491 shares authorized, issued and outstanding as of December 31, 2020 and 2019, respectively	220	220
Common stock, Par $0.00001; 42,000,000 shares authorized, 966,210 and 951,794 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	10	10
Additional paid-in capital	114,466,043	114,291,505
Accumulated deficit	(114,436,581)	(108,694,001)
Total stockholders’ equity	29,692	5,597,734

Total Liabilities and Stockholders’ Equity	$2,120,447	$6,673,230

See accompanying notes to consolidated financial statements.

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CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020

Revenue		$-	$-	$-

Operating expenses:
Research and development	1,151,109	1,496,883	2,917,295	4,175,302
General and administrative	973,943	267,343	2,851,061	1,947,481
Total operating expenses	2,125,052	1,764,226	5,768,356	6,122,782

Loss from operations	(2,125,052)	(1,764,226)	(5,768,356)	(6,122,782)

Other income, net
Interest (expense) income	(3,989)	1,604	(10,032)	35,580
Other income	29,856	450	35,808	11,119
Total other income, net	25,867	2,054	25,776	46,699

Net loss	$(2,099,185)	$(1,762,172)	$(5,742,580)	$(6,076,084)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(2.17)	$(1.85)	$(5.94)	$(6.38)

Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	966,210	951,794	966,210	951,794

See accompanying notes to consolidated financial statements.

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CYNGN INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended September 30,
	2021	2020

Cash flows from operating activities
Net loss	$(5,742,580)	$(6,076,084)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	68,597	68,727
Stock-based compensation	166,458	130,521
Gain in disposal of assets	(31,356)	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(268,931)	33,440
Accounts payable and accrued expenses	196,215	(108,944)
Other current liabilities	(88,812)	13,985
Net cash used in operating activities	(5,700,409)	(5,938,354)

Cash flows from investing activities
Purchase of property, plant, and equipment	(18,224)	-
Disposal of assets	47,189	-
Net cash used in investing activities	28,965	-

Cash flows from financing activities
Proceeds from note payable, inclusive of accrued interest	907,858	698,322
Proceeds from exercise of stock options	8,080	623
Net cash provided by financing activities	915,938	698,945

Net decrease in cash and cash equivalents and restricted cash	(4,755,506)	(5,239,409)
Cash and cash equivalents and restricted cash, beginning of period	6,456,190	13,680,550
Cash and cash equivalents and restricted cash, end of period	$1,700,684	$8,441,141

Supplemental disclosure of cash flow:
Cash paid during the period for interest and taxes	$-	$-

See accompanying notes to consolidated financial statements.